SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Puerto Rico Residents Tax-Free Fund IV, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUERTO RICO RESIDENTS TAX-FREE FUND IV, INC.

Puerto Rico Residents Tax-Free Fund IV, Inc. Announces Current Board Composition and Cancellation of 2021 Annual Meeting

SAN JUAN, Puerto Rico – January 27, 2026– Puerto Rico Residents Tax-Free Fund IV, Inc. (the “Fund”) today announced the cancellation of the 2021 Annual Meeting of Shareholders of the Fund (the “2021 Annual Meeting”), which was previously scheduled to reconvene on January 29, 2026. The 2021 Annual Meeting was initially scheduled to be held on December 21, 2021, but had been adjourned over twenty times for failure to reach a quorum. The purpose of the 2021 Annual Meeting was to elect two Class I directors for a term expiring at the Fund’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”).

At the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of the Fund, convened on January 8, 2026, the shareholders of the Fund elected Ethan A. Danial and Ian McCarthy to serve as Class II directors of the Fund with a term expiring at the Fund's 2028 annual meeting of shareholders. By virtue of the determinations reached at the 2024 Annual Meeting and 2025 Annual Meeting, the 2021 Annual Meeting—and the order of business prescribed in its agenda—has been rendered permanently moot and without legal force or effect. Following the 2025 Annual Meeting, the composition of the Board of Directors of the Fund is as follows:

Name*	Class	Expiration of Term
José R. Izquierdo II	I	2027 Annual Meeting
Brent D. Rosenthal	I	2027 Annual Meeting
Ethan A. Danial	II	2028 Annual Meeting
Ian McCarthy	II	2028 Annual Meeting
* Following the 2025 Annual Meeting, the incumbent Class III directors resigned from the Fund

In San Juan, Puerto Rico, this 27th day of January, 2026.

By Order of the Board of Directors:

/s/ Ivelisse M. Ortiz-Moreau
Ivelisse M. Ortiz-Moreau
Secretary

THIS NOTICE IS NOT INTENDED TO AND SHALL NOT CONSTITUTE AN OFFER TO BUY AND SELL OR ANY SOLICITATION OF ANY OFFER TO BUY AND SELL ANY SECURITIES, OR A SOLICITATION OF ANY VOTE OR APPROVAL, NOR SHALL THERE BY ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION. NO OFFER OF SECURITIES SHALL BE MADE, EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.